Exhibit 99.1

CHARLOTTE RUSSE BOARD OF DIRECTORS RECOMMENDS

REJECTION OF KARP NOMINEES

Company Says KarpReilly Is Conflicted

San Diego, CA, March 6, 2009 – Charlotte Russe Holding Inc. (Nasdaq: CHIC) today announced that it had received a notice from Allan W. Karp of KarpReilly Capital Partners, L.P. (“KarpReilly” and, together with Allan W. Karp, the “KarpReilly Group”) indicating that he intends to nominate a slate of three nominees to the Company’s Board of Directors at the Company’s 2009 Annual Meeting. The Company recommends that shareholders reject his proposed slate of nominees given the KarpReilly Group’s conflict of interest.

The Company said its Board of Directors is currently engaged in a fair and comprehensive process to evaluate strategic alternatives, including a possible sale of the Company, as a means of achieving maximum value for all shareholders. This process was previously announced on January 21, 2009. KarpReilly had proposed buying Charlotte Russe in November 2008 but subsequently withdrew its proposal.

The Company said that giving the KarpReilly Group representation on the Board could delay and disrupt the Board’s process which is already underway. Given KarpReilly’s previously expressed interest in acquiring Charlotte Russe, the Company believes that it is not in the best interests of shareholders for associates of the KarpReilly Group to have representation on the Company’s Board of Directors during the process of evaluating strategic alternatives. There is nothing preventing KarpReilly from participating as a bidder in a sale process.

Charlotte Russe continues to implement a new strategic plan designed to increase long-term growth and profitability. The Company expects to announce its second quarter of fiscal 2009 results on April 21, 2009. The Company’s 2009 Annual Meeting is scheduled for Tuesday, April 28, 2009.

Important Information

The Company intends to file a proxy statement with the Securities and Exchange Commission relating to the Company’s solicitation of proxies from the stockholders of the Company with respect to the Company’s 2009 Annual Meeting, which will be mailed to stockholders along with a white proxy card. CHARLOTTE RUSSE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Charlotte Russe’s proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of the Company’s proxy statement, when it becomes available, by writing to the Company’s Corporate Secretary at 4645 Morena Boulevard, San Diego, California 92117 or from the Company at www.charlotterusse.com.

INFORMATION REGARDING PARTICIPANTS

Charlotte Russe and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from Charlotte Russe’s stockholders with respect to the matters considered at Charlotte Russe’s 2009 Annual Meeting. Information regarding these directors, and these certain officers and employees, will be contained in Exhibit 99.2 to the Form 8-K to be filed by Charlotte Russe on March 9, 2009. Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting the Company’s Corporate Secretary at 4645 Morena Boulevard, San Diego, California 92117. More detailed information with respect to the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the Securities and Exchange Commission in connection with Charlotte Russe’s 2009 Annual Meeting.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this press release contains forward-looking statements. Such statements include, but are not limited to, the results of our process for evaluating strategic alternatives for the Company. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that the Company will not receive indications of interest from potential purchasers and will not be able to execute its new strategic plan as intended, the Company will not open new Charlotte Russe stores or remodel existing stores in the numbers or on the schedule anticipated, general and regional economic conditions, industry trends, consumer demands and preferences, competition from other retailers and uncertainties generally associated with women’s apparel and accessory retailing. A description of these factors, as well as others that could affect the Company’s business, is set forth in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Charlotte Russe

Charlotte Russe, based in San Diego, California, is a mall-based specialty retailer of fashionable, value-priced apparel and accessories targeting young women in their teens and twenties. As of December 27, 2008, the Company operated 495 stores throughout 45 states and Puerto Rico. For more information about the Company, please visit www.charlotterusse.com.

Contact:	Investors:
The Consumer Group, LLC
Christine Greany
(858) 523-1732

Media:
Sard Verbinnen & Co
Stephanie Pillersdorf / Kara Findlay
(212) 687-8080